Exhibit 2.1

Pro-Forma Financial Information

Unaudited Pro Forma Condensed Financial Statements

    The unaudited pro forma condensed balance sheet has been prepared to reflect the disposition of our HYDROSORB™ surgical implant product line, a part of our MacroPore Biosurgery division, as if it occurred on March 31, 2007. The unaudited pro forma condensed statements of operations reflect the results of operations of Cytori Therapeutics for the year ended December 31, 2006 and the three months ended March 31, 2007 as if the disposition occurred on January 1, 2006.

    The unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the condensed financial position or results of operations in future periods or the results that actually would have been realized had the disposition actually occurred on January 1, 2006. The unaudited pro forma condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Cytori Therapeutics, Inc. included in its: (a) Annual Report on Form 10-K for the year ended December 31, 2006; and (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

CYTORI THERAPEUTICS, INC.
PRO FORMA CONDENSED BALANCE SHEET
MARCH 31, 2007
(UNAUDITED)

						Pro Forma
	Cytori Therapeutics, Inc.	MacroPore Biosurgery	Pro Forma Adjustments			Cytori Therapeutics, Inc.

Assets
Current assets:
Cash and cash equivalents	$21,701,000	$301,000	$(3,175,000)	(a	)	$24,575,000
Short-term investments, available-for-sale	2,761,000	-	-			2,761,000
Accounts receivable, net of allowance for doubtful accounts of $3,000	233,000	204,000	-			29,000
Inventories, net	212,000	205,000	-			7,000
Other current assets	742,000	70,000	-			672,000

Total current assets	25,649,000	780,000	(3,175,000)			28,044,000

Property and equipment held for sale, net	460,000	460,000	-			-
Property and equipment, net	4,028,000	4,000	-			4,024,000
Investment in joint venture	74,000	-	-			74,000
Other assets	417,000	59,000	-			358,000
Intangibles, net	1,244,000	-	-			1,244,000
Goodwill	4,387,000	465,000	-			3,922,000

Total assets	$36,259,000	$1,768,000	$(3,175,000)			$37,666,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$5,059,000	$83,000	$-			$4,976,000
Current portion of long-term obligations	949,000	142,000	-			807,000

Total current liabilities	6,008,000	225,000	-			5,783,000

Deferred revenues, related party	23,906,000	-	-			23,906,000
Deferred revenues	2,389,000	-	-			2,389,000
Option liability	1,100,000	-	-			1,100,000
Long-term deferred rent	692,000	45,000	-			647,000
Long-term obligations, less current portion	956,000	143,000	-			813,000

Total liabilities	35,051,000	413,000	-			34,638,000

Commitments and contingencies
Stockholders' equity:
Preferred stock; $0.001 par value; 5,000,000 authorized; -0- shares issued
and outstanding	-	-	-			-
Common stock; $0.001 par value; 95,000,000 shares authorized; 25,428,778
shares issued and 22,555,944 shares outstanding	25,000	-	-			25,000
Additional paid-in capital	123,726,000	20,915,000	(20,915,000)	(b	)	123,726,000
Accumulated deficit	(112,129,000)	(19,560,000)	17,740,000	(b	)	(110,309,000)
Treasury stock, at cost	(10,414,000)	-	-			(10,414,000)

Total stockholders' equity	1,208,000	1,355,000	(3,175,000)			3,028,000

Total liabilities and stockholders' equity	$36,259,000	$1,768,000	$(3,175,000)			$37,666,000

CYTORI THERAPEUTICS, INC.
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
QUARTER ENDED MARCH 31, 2007
(UNAUDITED)

						Pro Forma
	Cytori Therapeutics, Inc.	MacroPore Biosurgery	Pro Forma Adjustments			Cytori Therapeutics, Inc.

Product revenues:
Sales to related party	$280,000	$280,000	$-			$-

Cost of product revenues	225,000	225,000	-			-

Gross profit (loss)	55,000	55,000	-			-

Development revenues:
Development, related party	-	-	-			-
Development	-	-	-			-
Research grants and other	45,000	-	-			45,000

	45,000	-	-			45,000
Operating expenses:
Research and development	4,996,000	104,000	(23,000)	(c	)	4,915,000
Sales and marketing	546,000	42,000	(42,000)	(d	)	546,000
General and administrative	3,166,000	-	-			3,166,000
Change in fair value of option liabilities	200,000	-	-			200,000

Total operating expenses	8,908,000	146,000	(65,000)			8,827,000

Operating loss	(8,808,000)	(91,000)	65,000			(8,782,000)

Other income (expense):
Interest income	197,000	-	-			197,000
Interest expense	(52,000)	-	-			(52,000)
Other income (expense), net	(4,000)	-	-			(4,000)
Equity loss from investment in joint venture	(2,000)	-	-			(2,000)

Total other income (expense)	139,000	-	-			139,000

Net loss	$(8,669,000)	$(91,000)	$65,000			$(8,643,000)

Basic and diluted net loss per common share	$(0.43)					$(0.43)

Basic and diluted weighted average common shares	20,063,750					20,063,750

CYTORI THERAPEUTICS, INC.
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(UNAUDITED)

						Pro Forma
	Cytori Therapeutics, Inc.	MacroPore Biosurgery	Pro Forma Adjustments			Cytori Therapeutics, Inc.

Product revenues:
Sales to related party	$1,451,000	$1,451,000	$-			$-

Cost of product revenues	1,634,000	1,634,000	-			-

Gross profit (loss)	(183,000)	(183,000)	-			-

Development revenues:
Development, related party	5,905,000	-	-			5,905,000
Development	152,000	151,000	(151,000)	(e	)	152,000
Research grants and other	419,000	-	-			419,000

	6,476,000	151,000	(151,000)			6,476,000
Operating expenses:
Research and development	21,977,000	1,229,000	(227,000)	(c	)	20,975,000
Sales and marketing	2,055,000	267,000	(231,000)	(d	)	2,019,000
General and administrative	12,547,000	-	-			12,547,000
Change in fair value of option liabilities	(4,431,000)	-	-			(4,431,000)

Total operating expenses	32,148,000	1,496,000	(458,000)			31,110,000

Operating loss	(25,855,000)	(1,528,000)	307,000			(24,634,000)

Other income (expense):
Gain on sale of business			(1,820,000)	(f	)	1,820,000
Interest income	708,000	-	-			708,000
Interest expense	(199,000)	-	-			(199,000)
Other income (expense), net	(27,000)	-	-			(27,000)
Equity loss from investment in joint venture	(74,000)	-	-			(74,000)

Total other income (expense)	408,000	-	(1,820,000)			2,228,000

Net loss	$(25,447,000)	$(1,528,000)	$(1,513,000)			$(22,406,000)

Basic and diluted net loss per common share	$(1.53)					$(1.35)

Basic and diluted weighted average common shares	16,603,550					16,603,550

CYTORI THERAPEUTICS, INC.
NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

1.	Basis of Presentation

The accompanying unaudited condensed pro forma financial statements are based on adjustments to Cytori’s historical financial statements to give effect to the disposition through pro forma adjustments described in Note 2 below. The unaudited condensed pro forma balance sheet assumes the disposition had occurred on March 31, 2007. The unaudited condensed pro forma statements of operations assume the disposition had occurred on January 1, 2006. These results of operations are not necessarily indicative of results that would have occurred had the disposition actually occurred on January 1, 2006 or the results that may be attained in the future.

Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited condensed pro forma financial statements should be read in conjunction with the historical audited financial statements of Cytori Therapeutics, Inc.

The information in the unaudited condensed pro forma statements of operations for the year ended December 31, 2006, and for the three months ended March 31, 2007, has been derived from the audited statement of operations of Cytori for the year ended December 31, 2006 and the unaudited statement of operations of Cytori for the three months ended March 31, 2007. The information in the unaudited condensed pro forma balance sheet as of March 31, 2007 has been derived from the unaudited condensed balance sheet as of March 31, 2007.

2.	Use of Estimates

The following unaudited pro forma adjustments have been made to the historical financial statements:

BALANCE SHEET

(a)   To reflect the cash received for the business disposed of.

(b)   To reflect an estimate of equity adjustments due to the business disposed of.

STATEMENTS OF OPERATIONS

(c)   To reflect estimated research and development costs related to our Surgiwrap business.

(d)   To reflect estimated sales and marketing costs related to our Surgiwrap business.

(e)   To reflect the development revenues related to our Surgiwrap business.

(f)   To reflect the estimated gain on the sale of business.